Exhibit 99.1

Bruker Announces Management Promotions and Strong Fourth Quarter 2009 Preliminary Operating Results

BILLERICA, Mass. — February 4, 2010 — Bruker Corporation (NASDAQ: BRKR) this week made certain management changes effective, and today announces strong preliminary operating results for its fourth quarter, which ended on December 31, 2009.

Management Promotions Effective February 2010

As previously announced, effective February 1st, 2010 William Knight, formerly Bruker’s Chief Financial Officer, became the Company’s Chief Operating Officer.  Mr. Knight was succeeded as Chief Financial Officer by Brian Monahan, previously the Company’s Vice President of Finance.  In addition, Drs. Werner Maas and Bernd Gewiese were promoted to Co-Presidents of Bruker’s BioSpin division, also effective as of February 1st, 2010.

Frank Laukien, President and CEO of Bruker Corporation, commented: “Bruker is fortunate to have outstanding and strongly committed management talent within the Company, and we are very pleased to develop our organization further with such excellent internal candidates.  On behalf of the entire Company, I wish Bill, Brian, Werner and Bernd much success in continuing to drive Bruker as a customer-oriented, innovative provider of high-performance scientific instruments and analytical solutions.”

Fourth Quarter 2009 Preliminary Operating Highlights

Bruker intends to announce its fourth quarter (Q4) of 2009 and full year 2009 financial results on February 25, 2010.  The Company’s preliminary, unaudited operating results for the fourth quarter of 2009 have significantly exceeded previous expectations.

For Q4 of 2009:

•                  total Bruker revenue is now estimated to be greater than $355 million (on January 13, 2010, the Company had estimated Q4 revenue of greater than $340 million)

•                  the Bruker Scientific Instruments (BSI) segment expects a GAAP operating margin of greater than 18%

•                  the Bruker Energy & Supercon Technologies (BEST) segment estimates revenue at greater than $20 million, with year-over-year growth greater than 75%, and BEST also anticipates a reduced operating loss year-over-year

The Company’s fourth quarter 2009 financial highlights provided above are preliminary and do not present all information necessary for an understanding of the Company’s 2009 financial position and results of operations.  Moreover, the full year 2009 financial results are currently being audited by the Company’s independent registered public accounting firm.  The Company’s completion of its 2009 financial statements, and the related audit of these financial statements, could result in material changes to the preliminary financial results stated above.

ABOUT BRUKER CORPORATION

Bruker Corporation is a leading provider of high-performance scientific instruments and solutions for molecular and materials research, as well as for industrial and applied analysis. For more information about Bruker Corporation, please visit www.bruker.com.

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties, that could cause actual future results to differ materially from those projected including, but are not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our recent Proxy Statements on Schedule 14A, our annual report on Form 10-K for the year ended December 31, 2008, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com